UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): August 11, 2012

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant hereby incorporates by reference the disclosure made in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 11, 2012, Teletouch Communications, Inc. a Delaware corporation, and its wholly-owned subsidiary, Teletouch Licenses, Inc., a Delaware corporation (collectively, the “Company”), on the one hand, and DFW Communications, Inc., a Texas corporation (“DFW”), on the other hand, entered into that certain Asset Purchase Agreement (the “APA”). Under the terms of the APA, the Company agreed to sell, assign, transfer and convey to DFW substantially all of the assets of the Company associated with the two-way radio/public safety equipment business, such assets including, among other things, certain related accounts receivable; inventory; fixed assets (e.g. fixtures, equipment, machinery, appliances, etc.); supplies used in connection with the business; the Company’s leases, permits and titles, including certain FCC licenses held by the Company; and goodwill and going concern value of the business segment. DFW also assumed certain obligations, permits and contracts related to the Company’s business. Subject to certain working capital adjustments, DFW agreed to pay, at closing, as consideration for the assets of the Company an amount in cash equal to approximately $1,469,000, $168,000 of which is allocated to certain designated suppliers’ payments and $300,000 of which is allocated to real estate and goodwill. The parties to the APA further designated approximately $767,000 for working capital purposes, such amount consisting of, among other things, aged accounts receivable and inventory as of the effective date of the APA. This includes a working capital adjustment provision that provides for no more than $200,000 of post-close working capital adjustments to be charged to the Company in the event of any material accounts receivable or inventory deficits. The foregoing disposition of the Company’s assets closed on August 14, 2012, having been reviewed and approved by the Company’s Board of Directors on August 10, 2012.

The foregoing description of the APA does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement and is filed as Exhibit to this Current Report on Form 8-K and are incorporated herein by reference. The Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to the APA and:

·              should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

·              may have been qualified in the Agreement by disclosures that were made to the other party in connection with the negotiation of the Agreement;

·              may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and

·              were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement.

Item 9.01. Financial Statements and Exhibits

2.1 Asset Purchase Agreement dated as of August 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2012	By:	/s/ Douglas E. Sloan
Name: Douglas E. Sloan
Title: Chief Financial Officer